Exhibit 1.01

II-VI

INCORPORATED

Conflict Minerals

Report

For the reporting period from January 1, 2021 to December 31, 2021

Overview

This Conflict Minerals Report (the “Report”) of II-VI Incorporated (“II-VI” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2021 to December 31, 2021 (the “2021 Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite- tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals” or “3TGs”). The “Covered Countries” for purposes of Rule 13p-1 are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

As further described in this Report, the Company has determined that certain of its divisions manufacture, or contract to manufacture, products containing 3TGs that are necessary to the functionality or production of such products.

Description of the Company’s Products Covered by this Report

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in communications, industrial, aerospace & defense, semiconductor capital equipment, life sciences, consumer electronics, and automotive markets. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to support its customers.

This Report relates to products (i) for which 3TGs are necessary to the functionality or production of that product, (ii) that were manufactured, or contracted to be manufactured, by the Company, and (iii) for which the manufacture was completed during calendar year 2021.

These products, which are referred to in the remainder of this Report as the “Covered Products,” are as follows: certain laser optics whose coatings contain gold, tantalum or tungsten, certain machined parts that may contain gold plating or tin solder, and various parts and components made of gold, tantalum, tin, and tungsten that are incorporated into products offered by the Company.

Reasonable Country of Origin Inquiry

For the 2021 Reporting Period, the Company conducted an internal survey of its divisions and required each division to disclose whether any products manufactured or contracted to be manufactured by the division contained 3TGs and, if so, to identify the suppliers of such 3TGs (“Suppliers”). As a result of this internal survey, the Company determined that certain of its divisions manufacture, or contract to manufacture, products containing 3TGs which are necessary to the functionality or production of such products, as follows: (i) certain laser optics whose coatings contain gold, tantalum or tungsten, (ii) certain machined parts that may contain gold plating or tin solder, and (iii) various parts and components made of gold, tin, tantalum and tungsten that are incorporated into products offered by the Company.

Based upon the determination that the Rule applies to the above-referenced Covered Products, the Company undertook, with the assistance of Assent Compliance (“Assent”), a third-party service provider, a good-faith reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the 3TGs included in such Covered Products originated in the Covered Countries, and whether any of the 3TGs may be from recycled or scrap sources.

The Company provided a list composed of Suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager (“ACM”). To collect data on the materials’ sources of origin procured by the supply chain, the Company utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.1 or higher to conduct a survey of all in-scope Suppliers. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide Conflict Minerals into a company’s supply chain. It includes questions regarding the origin of 3TGs included in a company’s products, including the identity of smelters and refiners, a company’s conflict-free policy, and a company’s engagement and due diligence with respect to its suppliers.

During the Supplier survey, the Company contacted Suppliers via the ACM, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track Supplier communications and allows Suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ACM automatically evaluated the quality of each Supplier response and assigned a health score based on the Supplier’s declaration of process engagement. Additionally, the step-by-step process for Supplier engagement and upstream due diligence investigations performed, were managed through this platform.

The Company requested all of its Suppliers of 3TGs to identify the smelters or refiners (“SORs”) that they use, and whether they have been validated as conformant in accordance with the Responsible Minerals Initiative’s (“RMI”) Responsible Minerals Assurance Process (“RMAP”) audit program. The Company also asked its Suppliers whether they (i) had a policy in place that includes DRC conflict-free sourcing and requires their direct suppliers to be DRC conflict-free; (ii) had implemented due diligence procedures for conflict-free sourcing; and (iii) request names of SORs from their suppliers.

Following the introduction to the 2021 program and information request, several reminder emails were sent to each non- responsive Supplier requesting survey completion.

Suppliers who remained non-responsive were contacted by phone and offered assistance in some cases. This assistance included further information about the Company’s Conflict Minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided.

The Company directly contacted Suppliers that were unresponsive to Assent’s communications and requested them to complete the CMRT and submit it to Assent.

As indicated above, the Company’s program included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Suppliers. Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TGs, as well as the origin of those materials. Additional Supplier contacts were conducted to address issues including: (i) implausible statements regarding no presence of 3TGs, (ii) incomplete data on CMRT, (iii) responses that did not identify smelters or refiners, (iv) responses that indicated sourcing location without complete supporting information from the supply chain, and (v) organizations identified as smelter or refiners, but not verified as such through further analysis and research. The results of this data validation contribute to the program’s health assessment and are shared with the Suppliers to ensure they understand areas that require clarification or improvement.

All submitted CMRTs were accepted and classified as valid or invalid so that data is retained. Suppliers were contacted regarding invalid forms and were encouraged to submit a valid form. Suppliers were also provided with guidance on how to correct validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience Team. Since some Suppliers may remain unresponsive to feedback, the Company tracks program gaps to account for future improvement opportunities. As of 27th May 2022, there were 17 invalid Supplier submissions that could not be corrected. The Company’s total response rate for this reporting year was 84%.

Year	Suppliers in Scope	% Responded	% Invalid
RY 2021	584	85%	3%

Based on the findings through the RCOI process, the Company determined that it had reason to believe that some of the 3TGs necessary for the functionality or production of the Covered Products may have originated in a Covered Country. Therefore, the Company continued to perform further due diligence on the source and chain of custody of the minerals in question.

The Company’s Conflict Mineral Due Diligence Framework

The Company conformed its due diligence efforts to the guidance for downstream companies provided by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, the Company has adopted a policy relating to Conflict Minerals (the “Conflict Minerals Policy”). This policy reflects the Company’s commitment to sourcing materials from companies that share its values on human rights, ethics and environmental responsibility. The Conflict Minerals Policy is publicly available on the Company’s website at https://ii-vi.com/esg-social/. The reference to the Company’s website is provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the Securities and Exchange Commission.

The Company’s Due Diligence Process

As discussed further below, the Company undertook due diligence efforts in an attempt to clarify the following with respect to the 3TGs: (i) country of origin, (ii) whether the 3TGs financed or benefited armed groups in those countries, and (iii) whether the 3TGs came from recycled or scrap sources.

The Suppliers that identified specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance to inform them of the potential for risk, and to evaluate whether these smelters could be connected to the Company’s products. The Suppliers were asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by the Company, rather than a company-level CMRT, to better identify the connection to products that they supply to the Company. Other Suppliers were evaluated internally to determine if they were in fact still active Suppliers. If not, they were removed from the scope of data collection.

In total, our Suppliers identified 336 legitimate smelters (by RMI identification number, or CID). A list of the identified smelters is included in Annex A to this Report. Despite the Company’s attempt to secure product-level CMRTs, much of the information provided to the Company by Suppliers was for their entire supply chain and was not necessarily limited to SORs that have been confirmed to contribute necessary Conflict Minerals to a Covered Product. Accordingly, the Company has been unable to definitely link the identified SORs to only those products in the Company’s supply chain; therefore, Annex A likely contains more processing facilities than are actually in the Company’s supply chain. As the Company’s engagement with its supply chain evolves, the list of facilities may change to reflect improvements in the quality of information provided.

For those SORs that were identified by the Company’s Suppliers and that are known or thought to be sourcing from the Covered Countries, additional investigation was undertaken to determine the source and chain of custody of the 3TGs that they supply. Assent conducted research and direct outreach in order to determine sourcing practices of facilities that may source from the Covered Countries. Assent compared the list of SORs provided in the Suppliers’ responses to the lists of smelters maintained by the RMI.

Status	Number of Identified Smelters and Refiners
RMAP Conformant	228
RMAP Active	21
Not Enrolled	70
Non-Conformant	17

In addition, it was also determined whether such SORs had been certified under the following internationally accepted audit standards: the RMAP, the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification. If an SOR was not certified by these internationally-recognized schemes, attempts were made to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether it has in place any internal due diligence procedures or other processes to track the chain of custody on the source of its mineral ores. Information reviewed included: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research also was performed to determine whether there were any outside sources of information regarding the SOR’s sourcing practices.

Based on the results of the above-described efforts, after conducting the RCOI and subsequently exercising the required due diligence, the Company was unable to definitively determine for each of the Covered Products the country of origin and conflict status of all 3TGs contained in the Covered Products. At the same time, to the extent that Suppliers supplied information, the Company received no information from its Suppliers indicating that the 3TGs in the Company’s Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. Based on the information that was obtained, the Company has reasonably determined that the countries of origin of the Conflict Minerals necessary to the functionality or production of the Covered Products may include the countries listed within Annex A.

The Company does not purchase 3TGs directly from mines, smelters, or refiners, and instead relies on a complex global supply chain. There are many third parties in the supply chain between the original sources of 3TGs and the Company’s manufacturing of the Covered Products. Accordingly, the efforts we have undertaken to identify the source and chain of custody of the 3TGs in our Covered Products reflect our circumstances and position in the supply chain. As a result, our inquiry can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the 3TGs necessary to the functionality of the Covered Products. Our process relies on data obtained directly from our Suppliers who seek similar information within their supply chain to identify the original sources of the necessary Conflict Minerals. Such sources of information may yield inaccurate or incomplete information.

Steps Taken and Planned to Be Taken to Mitigate Risk

In 2021 or earlier, the Company took the following steps to mitigate the risk that its necessary 3TGs benefit armed groups in Covered Countries:

•	Continued to display its policy regarding 3TGs on the Company website;

•	Continued to contract with Assent to provide enhanced assistance with the Company’s RCOI and due diligence processes;

•	Continued to strengthen collaboration between Assent and II-VI supplier management teams to increase supply chain transparency and response rate;

•	Continued to improve reporting of conflict minerals due diligence findings to supply chain leaders and management and work with in-scope Suppliers in mitigating smelter risks throughout supply chain;

•	Continued to utilize Assent’s extensive resources to enhance engagement with its Suppliers. This included online learning resources and 24-hour access to compliance experts at Assent;

•	Filed the Form SD and Conflict Minerals Report with the Securities and Exchange Commission.

In 2022, the Company plans to take the following steps necessary to mitigate the risk that its 3TGs benefit armed groups:

•	Continue to review and improve the Company’s conflict minerals program;

•	Continue to engage with Suppliers and direct them to 3TG training resources;

•	Continue to monitor conflict minerals laws, regulations, and rules and update our related policy and processes as appropriate.

Forward Looking Statements

This Conflict Minerals Report contains forward-looking statements which are based on the Company’s current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Forward-looking statements in this report include, among other things, statements regarding actions the Company plans to execute to improve its Conflict Mineral due diligence process.

By their nature, all forward-looking statements involve risk and uncertainty. Risks that may cause the forward-looking statements contained in this report to be inaccurate include, but are not limited to: failure to carry out these plans in a timely manner or at all as a result of changing financial conditions; changing organizational structure; or other factors; lack of cooperation by Suppliers as well as by their respective suppliers; whether smelters, refiners, or others that participate in the conflict minerals market responsibly source and whether they accurately validate their programs for avoiding conflicted minerals; political, legal, and regulatory developments, whether in the Democratic Republic of the Congo region, the United States or elsewhere. Additional cautionary statements regarding other risk factors that could impact the Company’s future performance are identified in the Company’s Form 10-K filing for the fiscal year ended 2021 and other Company filings with the Securities and Exchange Commission.

ANNEX A

SMELTERS/REFINERS

Set forth below are known smelters and refiners reported by the Company’s Suppliers which may have been used to process the Conflict Minerals utilized in the Covered Products manufactured in calendar year 2021.

Gold	Royal Canadian Mint
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Aurubis AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Chimet S.p.A.
Gold	Dowa
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Asahi Refining USA Inc.
Gold	Asahi Refining Canada Ltd.
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.

Gold	Nihon Material Co., Ltd.
Gold	PAMP S.A.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	WIELAND Edelmetalle GmbH
Gold	Aida Chemical Industries Co., Ltd.
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Caridad
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Solar Applied Materials Technology Corp.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Advanced Chemical Company
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Asaka Riken Co., Ltd.
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Cendres + Metaux S.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.

Gold	DSC (Do Sung Corporation)
Gold	DODUCO Contacts and Refining GmbH
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	OJSC Novosibirsk Refinery
Gold	LT Metal Ltd.
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Uralelectromed
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kyrgyzaltyn JSC
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyeria Plateria S.A.

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Gold	Valcambi S.A.
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Morris and Watson
Gold	SAFINA A.S.
Gold	Guangdong Jinding Gold Limited
Gold	Umicore Precious Metals Thailand
Gold	Geib Refining Corporation
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Singway Technology Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Emirates Gold DMCC
Gold	T.C.A S.p.A
Gold	REMONDIS PMR B.V.
Gold	Korea Zinc Co., Ltd.
Gold	Marsam Metals
Gold	TOO Tau-Ken-Altyn
Gold	Abington Reldan Metals, LLC
Gold	SAAMP
Gold	L’Orfebre S.A.
Gold	Italpreziosi

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	AU Traders and Refiners
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Sai Refinery
Gold	Modeltech Sdn Bhd
Gold	Bangalore Refinery
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Pease & Curren
Gold	SungEel HiMetal Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Safimet S.p.A
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	NH Recytech Company
Gold	8853 S.p.A.
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	L’azurde Company For Jewelry
Gold	Fidelity Printers and Refiners Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.

Gold	International Precious Metal Refiners
Gold	Kaloti Precious Metals
Gold	Sudan Gold Refinery
Gold	Fujairah Gold FZC
Gold	Industrial Refining Company
Gold	Shirpur Gold Refinery Ltd.
Gold	JALAN & Company
Gold	African Gold Refinery
Gold	Gold Coast Refinery
Gold	QG Refining, LLC
Gold	Dijllah Gold Refinery FZC
Gold	CGR Metalloys Pvt Ltd.
Gold	Sovereign Metals
Gold	C.I Metales Procesados Industriales SAS
Gold	Augmont Enterprises Private Limited
Gold	Kundan Care Products Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	K.A. Rasmussen
Gold	Alexy Metals
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	Sellem Industries Ltd.
Gold	MD Overseas
Gold	Metallix Refining Inc.
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	WEEEREFINING

Gold	Value Trading
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	D Block Metals, LLC
Tantalum	FIR Metals & Resource Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	Global Advanced Metals Boyertown
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Telex Metals
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	Global Advanced Metals Aizu
Tantalum	LSM Brasil S.A.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	QuantumClean
Tantalum	Solikamsk Magnesium Works OAO

Tantalum	Taki Chemical Co., Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Alpha
Tin	Dowa
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	China Tin Group Co., Ltd.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Operaciones Metalurgicas S.A.
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Surya Alam Lestari
Tin	PT Mitra Stania Prima
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin

Tin	PT Stanindo Inti Perkasa
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	Rui Da Hung
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	PT ATD Makmur Mandiri Jaya
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	PT Menara Cipta Mulia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	PT Bangka Serumpun
Tin	Tin Technology & Refining
Tin	Ma’anshan Weitai Tin Co., Ltd.
Tin	PT Rajawali Rimba Perkasa
Tin	Luna Smelter, Ltd.
Tin	Yunnan Tin Company Limited
Tin	CV Venus Inti Perkasa
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	PT Aries Kencana Sejahtera
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Sariwiguna Binasentosa
Tin	Estanho de Rondonia S.A.

Tin	PT Panca Mega Persada
Tin	PT Tommy Utama
Tin	Soft Metais Ltda.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Melt Metais e Ligas S.A.
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Resind Industria e Comercio Ltda.
Tin	Super Ligas
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Modeltech Sdn Bhd
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	Pongpipat Company Limited
Tin	PT Babel Inti Perkasa
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tin	Novosibirsk Processing Plant Ltd.
Tin	PT Timah Nusantara
Tin	VQB Mineral and Trading Group JSC
Tin	PT Cipta Persada Mulia
Tin	PT Sukses Inti Makmur
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Precious Minerals and Smelting Limited
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	PT Mitra Sukses Globalindo
Tin	CRM Synergies
Tin	PT Tirus Putra Mandiri

Tin	PT Masbro Alam Stania
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	JSC “Kirovgrad Hard Alloys Plant”
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	Kennametal Huntsville
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	A.L.M.T. Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Unecha Refractory metals plant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.

Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	ACL Metais Eireli
Tungsten	Moliren Ltd.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	KGETS Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	NPP Tyazhmetprom LLC
Tungsten	GEM Co., Ltd.
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Fujian Xinlu Tungsten
Tungsten	OOO “Technolom” 2
Tungsten	OOO “Technolom” 1

Based on the information that was obtained from the Company’s RCOI and due diligence, the Company has reasonably determined that the countries of origin of the Conflict Minerals necessary to the functionality or production of the Covered Products may include the countries listed below:

China, Japan, United States Of America, Indonesia, Germany, Brazil, Russian Federation, Republic of Korea, Switzerland, India, Thailand, Canada, Italy, Viet Nam, Taiwan, Province Of China, Belgium, Bolivia (Plurinational State Of), Kazakhstan, Philippines, Poland, Malaysia, Peru, Spain, Mexico, United Arab Emirates, Turkey, Austria, South Africa, Uzbekistan, Australia, Singapore, Sweden, Estonia, France, Andorra, Netherlands, Rwanda, Chile, Czechia, Colombia, Kyrgyzstan, Lithuania, New Zealand, Myanmar, Saudi Arabia, Ghana, Norway, Mauritania, Zimbabwe, Sudan, Uganda, North Macedonia